Exhibit 99.1

Checkpoint Systems, Inc.
BUSINESS SEGMENTS
(dollar amounts in thousands)
(Unaudited)

	Quarter (13 weeks) Ended				YTD (52 Weeks)
	April 1, 2007	July 1, 2007	September 30, 2007	December 30, 2007	December 30, 2007
Business segment net revenue:
Shrink Management Solutions	$88,648	$107,787	$118,953	$163,138	$478,526
Intelligent Labels	58,786	63,904	63,616	72,976	259,282
Retail Merchandising	23,768	24,011	22,021	26,548	96,348
Total revenues	171,202	195,702	204,590	262,662	834,156
Business segment gross profit:
Shrink Management Solutions	34,256	43,280	49,139	63,704	190,379
Intelligent Labels	24,365	28,947	25,680	30,495	109,487
Retail Merchandising	11,658	10,768	10,829	12,851	46,106
Total gross profit	70,279	82,995	85,648	107,050	345,972

Operating expenses	64,114	64,336	67,250	83,454	279,154
Interest income (expense), net	851	940	1,321	(16)	3,096
Other gain (loss), net	(524)	131	66	989	662
Earnings from continuing operations before income taxes and minority interest	6,492	19,730	19,785	24,569	70,576